UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

Brigham Exploration Company
 (Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On July 31, 2008, Brigham Exploration Company (the “Company,” or “our”), entered into two agreements with DLJ Merchant Banking Partners III, L.P. and certain of its affiliates (collectively, the “CS Entities”). Collectively, the CS Entities own approximately 16.3% of our common stock. Under the Amendment to Securities Purchase Agreement, the Company and the CS Entities amended the Securities Purchase Agreement dated November 1, 2000 to eliminate the right of DLJ Merchant Banking Partners III, L.P. to nominate a representative of the CS Entities to serve as a member of the Board of Directors of the Company. Under the Agreement Relating to Voting of Shares, the CS Entities agree not to vote more than 9.99% of the outstanding shares of common stock of the Company whether at a meeting of stockholders or otherwise.

The Amendment to Securities Purchase Agreement and the Agreement Relating to Voting of Shares are included herein as Exhibits 10.41 and 10.42 and are incorporated herein by reference. The foregoing descriptions of the Amendment to Securities Purchase Agreement and the Agreement Relating to Voting of Shares, and the transactions contemplated therein, do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 9.01. Financial Statements and Exhibits

(d)	10.41	Amendment to Securities Purchase Agreement
(d)	10.42	Agreement Relating to Voting of Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: August 5, 2008

By: /s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

10.41	Amendment to Securities Purchase Agreement
10.42	Agreement Relating to Voting of Shares

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